UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 18, 2008 (December 12, 2008)

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52807	75-2308816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 14 East Hushan Road,
Taian City, Shandong 271000
People's Republic of China
(Address of Principal Executive Offices)

(+86) 538 -620-3897
Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 2, 2008, China Biologic Products, Inc. (the "Company") reported that its BVI subsidiary, Logic Express Limited ("Logic Express"), entered into an Equity Transfer Agreement (the "Equity Transfer Agreement"), dated September 26, 2008, with Chongqing Dalin Biologic Technologies Co., Ltd. ("Dalin"), a PRC limited liability company, and Fan Shaowen, Chen Aimin, Chen Aiguo and Yang Gang, the shareholders of Dalin (collectively the "Dalin Shareholders"), relating to the purchase of an aggregate 90% equity interest in Dalin, for a total purchase price of RMB194,400,000 (approximately, USD28,401,122) (the "Purchase Price"). The Purchase Price is subject to adjustment based upon the findings of the Company during its due diligence investigation of Dalin and its operating subsidiary, Qianfeng Biological Products Co. Ltd ("Qianfeng").

The Company’s due diligence investigation was to be completed within 30 days of the execution of the Equity Transfer Agreement, or by October 26, 2008. However, on November 3, 2008 the parties extended the date for completion of the Company’s due diligence investigation to November 14, 2008. Then, on November 12, 2008, the parties further extended the date for completion of the Company’s due diligence investigation to November 30, 2008.

On December 12, 2008, the parties entered into a third supplemental agreement (the "Third Supplemental Agreement") that further amended the Equity Transfer Agreement. The Third Supplemental Agreement amended the Equity Transfer Agreement in the following material respects:

  The date on which the third installment of the Purchase Price is due was extended from December 31, 2008 to March 31, 2009.

  Within three business days of execution of the Third Supplemental Agreement and the receipt of the payment instructions from Dalin Shareholders, Logic Express must pay Dalin Shareholders RMB83,390,000, which combined with the initial payment of RMB13,810,000, is an amount equal to 50% of the Purchase Price.

  Logic Express agreed to pay the Dalin Shareholders an additional RMB77,760,000 (constituting 40% of the Purchase Price) within 10 business days after registration with the Administration of Industry and Commerce ("AIC") of Logic Express’s ownership of the 90% interest in Dalin.

  The parties agreed that the Dalin Shareholders will be entitled to the Dalin’s portion of the net income generated by Qianfeng for the period from October 1, 2008 through December 31, 2008, while the post-acquisition Dalin shareholders will be entitled to Dalin’s portion of net income generated by Qianfeng before September 30, 2008. If Logic Express fails to pay at least 90% of the total Purchase Price to the Dalin Shareholders on or before March 31, 2009, Dalin’s portion of the profits generated by Qianfeng during the period after December 31, 2008 through the date that payment of the Purchase Price is made will be split between Logic Express and the Dalin Shareholders. Logic Express will receive a portion of such profits that is equal to the total profits of Qianfeng during the period multiplied by a fraction, the numerator of which is equal to ninety percent of the portion of the Purchase Price actually paid by Logic Express to the Dalin Shareholders and the denominator of which is equal to ninety percent of the entire Purchase Price.

  The final installment of the Purchase Price, which is equal to 10% of the aggregate Purchase Price, or RMB19,440,000, is payable within 10 business days following the first anniversary of the registration of the equity transfer with applicable PRC regulatory authorities.

  Logic Express agreed to pledge its 82.76% ownership interest in its subsidiary, Shandong Taibang Biological Products, Co. Ltd., to the Dalin Shareholders as collateral security for its obligations under the Equity Transfer Agreement, as amended, and Logic Express agreed to sign a pledge agreement that evidences this pledge.

  Until the next election of new directors of Qianfeng, two of the existing board members (out of a total of seven directors) of Qianfeng will delegate their authority, as members of the board of directors, to two persons designated by Dalin. The two persons designated by Dalin will vote as directed by Logic Express. Upon the payment of the second installment, Dalin will, on a timely basis, propose a shareholders’ meeting to elect four directors recommended by Logic Express to serve on Qianfeng’s Board of Directors.

As part of its due diligence investigation into Dalin and Qianfeng, the Company discovered that the indirect interest in Qianfeng that would be acquired under Equity Transfer Agreement will be diluted. The local AIC records show Dalin as a 54% shareholder of Qianfeng. However, Qianfeng issued equity to certain investors pursuant to a capital increase agreement, dated May 2007. Qianfeng received the consideration for the equity, but the increase in registered capital and issuance of the equity interest has not yet been registered with AIC. A shareholder of Qianfeng brought a lawsuit claiming that such shareholder’s right of first refusal with respect to the new equity issuance was violated. When the capital increase is registered with AIC, Dalin will own about 43.3% in Qianfeng. The lawsuit brought by the Qianfeng shareholder was decided against such shareholder, who has indicated that he would appeal. Therefore, Dalin’s interests in Qianfeng could be diluted to as low as 41.3% as the result of the issuance of additional equity to the shareholder, if he appeals and prevails. Even if the indirect equity interest that the Company acquires through the proposed acquisition is diluted down to 41.3%, the Company would be able to retain control over Qianfeng as a result of proposed agreements regarding its ability to appoint four board members to Qianfeng’s board. The Company does not expect this dispute to impact its ability to complete the acquisition.

For details regarding terms of the Equity Transfer Agreement and the two previous supplemental agreements, see the Company’s Current Reports on Form 8-K filed on October 2, 2008, November 12, 2008, and November 20, 2008, respectively. An English translation of the Third Supplemental Agreement is attached to this Form 8-K as Exhibit 10.4 along with a press release dated December 18, 2008 as Exhibit 99.1 and are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Exhibit Description
Number

10.1	Equity Transfer Agreement, dated September 26, 2008, among Logic Express Limited, Dalin and certain shareholders of Dalin (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 2, 2008).

10.2	English Translation of Supplemental Agreement, dated November 3, 2008, among Logic Express Limited, Fan Shaowen, as representative of the Dalin shareholders and Dalin (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 7, 2008).

10.3	English Translation of Second Supplemental Agreement, dated November 14, 2008, among Logic Express Limited, Fan Shaowen as representative of the Dalin shareholders and Dalin (incorporated by reference to exhibit 10.3 to the Company’s Current report of Form 8-K filed on November 20, 2008).

10.4*	English Translation of the Amended Equity Transfer Agreement, dated December 12, 2008, among Logic Express, Dalin, and certain shareholders of Dalin.

99.1*	Press Release, dated December 18, 2008.

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*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIOLOGIC PRODUCTS, INC.

Date: December 18, 2008	/s/ Chao Ming Zhao
Chao Ming Zhao
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Exhibit Description
Number

10.1	Equity Transfer Agreement, dated September 26, 2008, among Logic Express Limited, Dalin and certain shareholders of Dalin (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 2, 2008).

10.2	English Translation of Supplemental Agreement, dated November 3, 2008, among Logic Express Limited, Fan Shaowen, as representative of the Dalin shareholders and Dalin (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 7, 2008).

10.3	English Translation of Second Supplemental Agreement, dated November 14, 2008, among Logic Express Limited, Fan Shaowen as representative of the Dalin shareholders and Dalin (incorporated by reference to exhibit 10.3 to the Company’s Current report of Form 8-K filed on November 20, 2008).

10.4*	English Translation of the Amended Equity Transfer Agreement, dated December 12, 2008, among Logic Express, Dalin, and certain shareholders of Dalin.

99.1*	Press Release, dated December 18, 2008.

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*Filed herewith